EXECUTION

                              SERVICING AGREEMENT

         THIS SERVICING AGREEMENT (this "Agreement"), entered into as of the 1st day of June, 1999, by and between LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation ("Lehman Capital"), and OPTION ONE MORTGAGE CORPORATION, a California corporation ("the Servicer"), recites and provides as follows:

                                   RECITALS

         WHEREAS, Lehman Capital has conveyed certain Mortgage Loans identified on Schedule I hereto (the "Serviced Mortgage Loans") on a servicing-retained basis to Structured Asset Securities Corporation ("SASCO"), which in turn has conveyed the Serviced Mortgage Loans to The First National Bank of Chicago, as trustee (the "Trustee") under a trust agreement dated as of June 1, 1999 (the "Trust Agreement"), among the Trustee, Norwest Bank Minnesota, National Association, as master servicer ("Norwest," and, together with any successor master servicer appointed pursuant to the provisions of the Trust Agreement, the "Master Servicer") and SASCO, as depositor.

         WHEREAS, multiple classes of Certificates, including the Class X Certificate, will be issued on the Closing Date pursuant to the Trust Agreement, and Lehman Brothers Inc. or a nominee thereof (together with any successor in interest thereto and any permitted assignee or transferee thereof, the "Directing Holder") is expected to be the initial registered Holder of the Class X Certificate.

         WHEREAS, the Servicer is a party to the Interim Servicing Agreement dated as of March 1, 1996 between AMRESCO Residential Mortgage Corporation ("AMRESCO") and the Servicer, as amended by the Amendment to Interim Servicing Agreement dated September 16, 1997 (the "First Amendment"), the Second Amendment to Interim Servicing Agreement dated October 20, 1997 (the "Second Amendment"), and the Third Amendment to Interim Servicing Agreement dated August 31, 1998 (the "Third Amendment", together with the First and Second Amendments, the "Interim Servicing Agreement");

         WHEREAS, pursuant to an Assignment and Assumption Agreement dated as of October 16, 1998 among Lehman Capital, AMRESCO and the Servicer (the "Assignment Agreement"), AMRESCO has assigned all of its rights, title and interest as "Owner" in, to and under the Servicing Agreement to the extent of the Mortgage Loans (as defined in the Assignment Agreement") to Lehman Capital;

         WHEREAS, Lehman Capital desires that the Servicer service the Mortgage Loans pursuant to this Agreement, and the Servicer has agreed to do so, subject to the right of the Directing Holder and of the Master Servicer to terminate the rights and obligations of the Servicer hereunder at any time and to the other conditions set forth herein.

         WHEREAS, Norwest and any successor Master Servicer shall be obligated, among other things, to supervise the servicing of the Serviced Mortgage Loans on behalf of the Trustee, and shall have the right, under certain circumstances, to terminate the rights and obligations of the Servicer under this Servicing Agreement.

         WHEREAS, Lehman Capital and the Servicer intend that each of the Master Servicer and the Directing Holder, pursuant to Section 9 hereof is each an intended third party beneficiary of this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lehman Capital and the Servicer hereby agree as follows:

                                   AGREEMENT

         1. Definitions. Capitalized terms used and not defined in this Agreement, including Exhibit A hereto and any provisions of the Interim Servicing Agreement incorporated by reference herein (as modified by the Assignment Agreement), shall have the meanings ascribed to such terms in the Trust Agreement.

         2. Servicing. The Servicer agrees, with respect to the Serviced Mortgage Loans, to perform and observe the duties, responsibilities and obligations that are to be performed and observed under the provisions of the Interim Servicing Agreement, except as otherwise provided herein and on Exhibit A hereto, and that the provisions of the Interim Servicing Agreement, as so modified, are and shall be a part of this Agreement to the same extent as if set forth herein in full.

         3. Master Servicing; Termination of Servicer. The Servicer, including any successor servicer hereunder, shall be subject to the supervision of the Master Servicer, which Master Servicer shall be obligated to ensure that the Servicer services the Serviced Mortgage Loans in accordance with the provisions of this Agreement. The Master Servicer, acting on behalf of the Trustee pursuant to the Trust Agreement, shall have the same rights as the "Owner" (as defined in the Interim Servicing Agreement) to enforce the obligations of the Servicer under the Interim Servicing Agreement. The Master Servicer shall be entitled to terminate the rights and obligations of the Servicer under this Agreement upon the failure of the Servicer to perform any of its obligations under this Agreement, as provided in Sections 6 and 7 of the Interim Servicing Agreement.

         In addition, in the event that Lehman Capital transfers the servicing rights in respect of the Serviced Mortgage Loans to one or more successor servicers, the rights and obligations of the Servicer under this Agreement shall terminate, at the sole option of Lehman Capital, without cause, upon sixty days written notice to the Servicer, and each successor servicer shall succeed to the rights and obligations of the Servicer under this Agreement as of such date. Upon such termination the terminated Servicer shall not be entitled to the Servicing Fee or any portion thereof, or, except as provided in Section 7 of the Interim Servicing Agreement, to any other amounts in respect of the Serviced Mortgage Loans.

         Upon prior written notice, the Directing Holder shall have the exclusive right to terminate the rights and obligations of the Servicer under this Agreement without cause and without payment of any termination fee in connection with such termination; provided, that (i) any successor Servicer shall be appointed in the manner provided below and pursuant to Section 11.14 of the Trust Agreement and (ii) a letter is provided to the Trustee from each Rating Agency to the effect that such termination and appointment will not result in the qualification, reduction, or withdrawal of the ratings applicable to the Certificates.

         Notwithstanding anything to the contrary in the Interim Servicing Agreement, as amended and reconstituted pursuant to this Agreement, the Directing Holder shall, within 30 days of the receipt by the Servicer of a copy of any termination notice delivered by the Directing Holder, notify the Trustee and the Master Servicer in writing of the Directing Holder's nominee as successor Servicer in accordance with Section 11.14 of the Trust Agreement, which nominee shall be appointed as Servicer by the Master Servicer unless the Master Servicer reasonably objects to such nominee within 10 days following receipt of such notice. If the Master Servicer objects to such nominee, then the Master Servicer shall, within such 10-day period, appoint a successor Servicer, which successor shall be reasonably acceptable to the Directing Holder. In addition to any other requirements or qualifications set forth herein, any successor Servicer shall be a member in good standing of the MERS system.

         The Servicer agrees that, notwithstanding anything to the contrary in the Interim Servicing Agreement, Lehman Capital is the sole owner of the servicing rights relating to the Serviced Mortgaged Loans, and the Servicer shall have no right to transfer the servicing thereof.

         4. No Representations. Neither the Servicer nor the Master Servicer shall be obligated or required to make any representations and warranties regarding the Serviced Mortgage Loans in connection with the transactions contemplated by the Trust Agreement and issuance of the certificates issued pursuant thereto.

         5. Notices. All notices and communications between or among the parties hereto shall be in writing and shall be deemed received or given when mailed first-class mail, postage prepaid, addressed to each other party at its address specified below. Each party may designate to the other parties in writing, from time to time, other addresses to which notices and communications hereunder shall be sent.

         6. Governing Law. THIS SERVICING AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK,
NOTWITHSTANDING NEW YORK OR OTHER CHOICE OF LAW RULES TO THE CONTRARY.

         7. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

         8. Notices and Remittances to the Master Servicer. All notices required to be delivered to the Owner or the Master Servicer under this Agreement shall be delivered to the Master Servicer at the following address:

                  Norwest Bank Minnesota, National Association
                  11000 Broken Land Parkway
                  Columbia, Maryland  21044

                  Attn:  Master Servicing Department, SASCO 1999-BC2

         All remittances required to be made to the Master Servicer under this Agreement shall be made to the following wire account:

                  Norwest Bank Minnesota, National Association
                  Minneapolis, Minnesota

                  ABA#:  091-000-019

                  Account Name:  Corporate Trust Clearing
                  For further credit to:  #13539600, SASCO 1999-BC2

         9. Intended Third Party Beneficiaries. Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that is appropriate, in furtherance of the intent of such parties as set forth herein, that the Master Servicer and the Directing Holder receive the benefit of the provisions of this Agreement as intended third party beneficiaries of this Agreement to the extent of such provisions. The Servicer shall have the same obligations to the Master Servicer and the Directing Holder as if they were parties to this Agreement, and the Master Servicer and the Directing Holder shall have the same rights and remedies to enforce the provisions of this Agreement as if they were parties to this Agreement. Notwithstanding the foregoing, all rights and obligations of the Master Servicer hereunder (other than the right to indemnification) shall terminate upon termination of the Trust Agreement and of the Trust Fund pursuant to Article VII of the Trust Agreement.

         10. Errors and Omissions Insurance. The Servicer shall keep in force during the term of this Agreement a fidelity bond and a policy or policies of insurance covering errors and omissions in the performance of the Servicer's obligations under this Agreement. Such fidelity bond and policy or policies shall be maintained with recognized insurers and shall be in such form and amount as would permit the Servicer to be qualified as a FNMA or FHLMC seller-servicer. The Servicer shall be deemed to have complied with this provision if an affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. The Servicer shall furnish to the Master Servicer a copy of each such bond and insurance policy if (i) the Master Servicer so requests and (ii) the Servicer is not an affiliate of Lehman Brothers Inc. at the time of such request.

         11. Reports. In addition to any new recipients as set forth herein, the Servicer shall continue to deliver to Lehman Capital or its designee any reports required to be delivered to Lehman Capital or its designee by the Servicer pursuant to the Interim Servicing Agreement.

         Executed as of the day and year first above written.

                                     LEHMAN CAPITAL, A DIVISION OF
                                     LEHMAN BROTHERS HOLDINGS INC.

                                     By: /s/ Joseph J. Kelly
                                        -------------------------------
                                        Name:  Joseph J. Kelly
                                        Title:  Authorized Signatory

                                     OPTION ONE MORTGAGE CORPORATION

                                     By: /s/ William L. O'Neill
                                        ------------------------------
                                         Name:  William L. O'Neill
                                         Title:  Senior Vice President


                                   EXHIBIT A

               Modifications to the Interim Servicing Agreement

1.       The Third Amendment is deleted in its entirety.

2. The definition of "Collection Account" in Section 1 is hereby amended by deleting the words "AMRESCO Residential Mortgage Corporation, Adjustable Rate Loans" and replacing them with the following:
         "Norwest Bank Minnesota, National Association, as Master Servicer for SASCO 1999-BC2."

3.       The following definition is hereby added to Section 1:

                  "Custodial Agreement: Any custodial agreement relating to custody of the Serviced Mortgage Loans substantially in the form attached as an exhibit to the Trust Agreement dated as of June 1, 1999, among The First National Bank of Chicago, as trustee, Norwest Bank Minnesota, National Association, as master servicer and SASCO."

4.       The following definition is hereby added to Section 1:

                  "Due Period: With respect to each Remittance Date, the period commencing on the second day of the month preceding the Remittance Date and ending on the first day of the month of the Remittance Date."

5. The definition of "Eligible Account" in Section 1 is hereby deleted and replaced by the following: "

                  Any of (i) a depository the accounts of which are insured by the FDIC and the debt obligations of which are rated AA or better by DCR and S&P; (ii) the corporate trust department of any bank the debt obligations of which are rated at least A-1 or its equivalent by each of DCR and S&P; or (iii) the Servicer, unless the Master Servicer is notified by either DCR or S&P that the designation of the Servicer as an Eligible Account will result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates."

6. The definition of "Escrow Account" in Section 1 is hereby amended by deleting the words "AMRESCO Residential Mortgage Corporation and various Mortgagors" and replacing them with the following: "Norwest Bank Minnesota, National Association, as Master Servicer for SASCO 1999-BC2."

7.       The following definition is hereby added to Section 1:

                  "Nonrecoverable Servicing Advance: Any Servicing Advance previously made or proposed to be made in respect of a Loan or REO Property which, in the good faith business judgment of the Servicer, will not or, in the case of a proposed Servicing Advance, would not be ultimately recoverable from Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or any proceeds received in connection with an REO Disposition related to such Loan or REO Property. The determination by the Servicer that it has made a Nonrecoverable Servicing Advance or that any proposed advance would constitute a Nonrecoverable Advance shall be evidenced by an Officer's Certificate of the Servicer delivered to the Owner stating with specificity why the Servicer deems the advance to be nonrecoverable."

8.       The following definition is hereby added to Section 1:

                  "Prepayment Period: With respect to the first Remittance Date, the period beginning on the Cut-off Date and ending on June 1, 1999. With respect to each subsequent Remittance Date, the period beginning on the second day of the month immediately preceding the month in which such Remittance Date occurs and ending on the first day of the month in which such Remittance Date occurs."

9. The definition of "Remittance Date" in Section 1 is hereby deleted and replaced with the following:

                  "The eighteenth (18th) day of each calendar month or, if such eighteenth (18th) day is not a Business Day, the first Business Day immediately following such eighteenth (18th) day."

10. The second paragraph of Section 4.01 is hereby deleted and replaced with the following paragraph:

                  "Consistent with the terms of this Agreement, the Servicer may waive any late payment charge, assumption fee or other fee that may be collected in the ordinary course of servicing the Mortgage Loans. The Servicer shall not make any future advances to any obligor under any Mortgage Loan, and (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) the Servicer shall not permit any modification of any material term of any Mortgage Loan, including any modification that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, make a Monthly Advance in accordance with Section 4.21, in an amount equal to the difference between (a) such month's principal and one month's interest at the Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 4.21. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Master Servicer, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. Upon the request of the Servicer, the Master Servicer shall execute and deliver to the Servicer any powers of attorney and other documents, furnished to it by the Servicer and reasonably satisfactory to the Master Servicer, necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

                  Notwithstanding anything to the contrary in this Agreement, the Servicer shall not waive any premium or penalty in connection with a prepayment of principal of any Mortgage Loan, and shall not consent to the modification of any Mortgage Note to the extent that such modification relates to payment of a prepayment premium or penalty."

11. The first sentence of Section 4.04 is amended by deleting the words "time deposit, demand accounts or other".

12. Section 4.04 is further amended by replacing the semi-colon at the end of clause (i) of the second paragraph with: "including all Principal Prepayments;".

13. Section 4.04 is further amended by deleting the words "in full" in clause (xi) of the second paragraph.

14. Section 4.04 is further amended by deleting the word "and" at the end of clause (x) of the second paragraph, replacing the period at the end of clause (xi) with "; and", and adding the following immediately after clause (xi):

                  "(xii) any principal prepayment penalties received in connection with the Mortgage Loans."

15. Section 4.05 is amended by adding the words "and Monthly Advances" after the words "Servicing Advances" in clause (iii).

16. Section 4.05 of the Agreement is hereby amended by deleting the word "and" at the end of clause (vii), replacing the period at the end of clause (viii) with a semi-colon and adding the following:

                  "(ix) to reimburse the Servicer for any Nonrecoverable Servicing Advance with respect to the final liquidation of a Loan or REO Property, but only to the extent that any Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or any proceeds received in connection with an REO Disposition related to such Loan or REO Property are insufficient to reimburse the Servicer for such advance;"

17. The first sentence of Section 4.06 is amended by deleting the words "time deposit, demand accounts or other".

18. The following sentence is hereby added to the end of the first paragraph of Section 4.08:

                  "Notwithstanding the foregoing, however, or anything else to the contrary which may be contained in this Agreement, no Servicing Advance shall be required to be made hereunder by the Servicer if such Servicing Advance would, if made, constitute a Nonrecoverable Servicing Advance; the determination by the Servicer that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Owner."

19. All references in Section 4.13 to the disposition of REO Properties within a two year period are hereby deleted and replaced with a three year period.

20. The first paragraph of Section 4.14 is hereby amended by adding the following before the period at the end of such paragraph:

                  "On each Remittance Date the Servicer shall remit by wire transfer of immediately available funds to the Master Servicer (a) all amounts deposited in the Collection Account as of the close of business on the last day of the related Due Period (net of charges against or withdrawals from the Collection Account pursuant to
         Section 4.05), plus (b) all Monthly Advances, if any, which the Servicer is obligated to distribute pursuant to Section 4.21, minus
         (c) any amounts attributable to Principal Prepayments, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds or REO Disposition Proceeds received after the applicable Prepayment Period, which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Collection Account in connection with such Principal Prepayment in accordance with Section 4.21, and minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or dates subsequent to the first day of the month in which such Remittance Date occurs, which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts."

21. The first sentence of the second paragraph of Section 4.14 is hereby amended by replacing the words "within two Business Days" with "as described in the preceding paragraph."

22. Section 4.15 is hereby amended by deleting the words "Remittance Date" in the second sentence of such Section, and substituting the following: "tenth Business Day of each month"

23. Section 4.22 is hereby amended by deleting the words "prepayment charges" in the second sentence of such Section, and adding the following immediately after the words "or otherwise" in such sentence: ", but not including any premium or penalty associated with a prepayment of principal of a Mortgage Loan,"

24. Section 4.25 is hereby amended by adding the words "(i) year-end audited financial statements of the Servicer and (ii)" in the first sentence of such Section after the words "to furnish" in such sentence.

25.      Section 4 is hereby amended to add the following:

                           "Section 4.27 No Personal Solicitation. From and
                  after the Closing Date, the Servicer hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Servicer's behalf, to personally, by telephone or mail, solicit the borrower or obligor under any Mortgage Loan for the purpose of refinancing a Mortgage Loan, without the prior written consent of the Owner. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Owner pursuant hereto on the Closing Date and the Servicer shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that promotions for (a) optional insurance products or (b) promotions undertaken by the Company or any affiliate of the Company which are directed to the general public at large, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this
                  Section 4.27. In addition, it is understood and agreed that:
                  (i) upon the receipt of a verification of mortgage; (ii) a request for demand for payoff or (iii) a Mortgagor initiated written or verbal communication indicating a desire to prepay the related Mortgage Loan, contact from the Servicer shall not constitute solicitation under this Section 4.27.

26. The following Section 22 is hereby added at the end of the Interim Servicing Agreement:

                  "SECTION 22.  MISCELLANEOUS

                  Neither the Master Servicer nor any successor servicer (including the Owner and the Master Servicer) shall be liable for any acts or omissions of the Servicer or any predecessor servicer. In particular, neither the Master Servicer nor any successor servicer (including the Owner and the Master Servicer) shall be liable for any servicing errors or interruptions resulting from any failure of the Servicer to maintain computer and other information systems that are year-2000 compliant."